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                       TRANSACT TECHNOLOGIES INCORPORATED
                                   EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                                          THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                          ------------------                 ----------------
                                                       JUNE 27,        June 28,          JUNE 27,         June 28,
                                                        1998            1997              1998             1997
                                                        ----            ----              ----             ----
NET INCOME                                         $  231,000       $1,360,000       $  865,000       $2,447,000
                                                   ----------       ----------       ----------       ----------

SHARES:
  Basic - Weighted average common shares
    outstanding                                     6,239,000        6,771,000        6,347,000        6,747,000
  Dilutive effect of outstanding options and
    warrants as determined by the treasury
    stock method                                       25,000          124,000           47,000          139,000
                                                   ----------       ----------       ----------       ----------
  Dilutive - Weighted average common and
    common equivalent shares outstanding            6,264,000        6,895,000        6,394,000        6,886,000
                                                   ----------       ----------       ----------       ----------
NET INCOME PER COMMON AND
  COMMON EQUIVALENT SHARE:
  Basic *                                          $     0.04       $     0.20       $     0.14       $     0.36
                                                   ==========       ==========       ==========       ==========

  Diluted *                                              0.04             0.20             0.14             0.36
                                                   ==========       ==========       ==========       ==========





* Net income per share for the three and six months ended June 28, 1997 have been calculated giving effect to SFAS 128.